Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made and entered into as of [DATE], by and among The Gymboree Corporation, a Delaware corporation (the “Company”), Giraffe Intermediate B, Inc., a Delaware corporation (“Giraffe B”), Giraffe Intermediate A, Inc., a Delaware corporation (“Giraffe A”), and Giraffe Holding, Inc., a Delaware corporation (“Holdco” and, together with the Company, Giraffe B and Giraffe A, the “Gymboree Companies” and each a “Gymboree Company”), and [NAME OF DIRECTOR] (“Indemnitee”).

WHEREAS, in light of the litigation costs and risks to directors and officers resulting from their service to companies, and the desire of the Gymboree Companies to attract and retain qualified individuals to serve as directors and officers, it is reasonable, prudent and necessary for each of the Gymboree Companies to indemnify and advance expenses on behalf of its and the other Gymboree Companies’ directors and/or officers to the fullest extent permitted by applicable law so that they will serve or continue to serve the Gymboree Companies free from undue concern regarding such risks;

WHEREAS, the Gymboree Companies have requested that Indemnitee serve or continue to serve as a director and/or an officer of one or more of the Gymboree Companies and may have requested or may in the future request that Indemnitee serve one or more Gymboree Entities (as hereinafter defined) as a director or an officer or in other capacities;

WHEREAS, one of the conditions that Indemnitee requires in order to serve as a director and/or an officer of one or more of the Gymboree Companies is that Indemnitee be so indemnified; and

WHEREAS, Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Designating Stockholders (as hereinafter defined) (or their affiliates), which Indemnitee, the Gymboree Companies and the Designating Stockholders (or their affiliates) intend to be secondary to the primary obligation of the Gymboree Companies to indemnify Indemnitee as provided herein, with the Gymboree Companies’ acknowledgement of and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve as a director and/or officer of each of the Gymboree Companies.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Gymboree Companies and Indemnitee do hereby covenant and agree as follows:

1. Services by Indemnitee. Indemnitee agrees to serve or continue to serve, as applicable, as a director and/or an officer of one or more of the Gymboree Companies. Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation Indemnitee may have under any other agreement).

2. Indemnification - General. On the terms and subject to the conditions of this Agreement, the Gymboree Companies shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all losses, damages, liabilities, judgments, fines, penalties, costs, amounts paid in settlement, ERISA excise taxes, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments (other than Expenses) under this Agreement, Expenses (as hereinafter defined) and other amounts that Indemnitee reasonably incurs and that result from or arise in connection with a Proceeding and are by reason of Indemnitee’s Corporate Status (as hereinafter defined) and shall advance Expenses to Indemnitee in connection with any Proceeding. The obligations of the Gymboree Companies under this Agreement (a) are joint and several obligations of each Gymboree Company, (b) shall continue after such time as Indemnitee ceases to serve as a director or an officer of the Gymboree Companies or in any other Corporate Status, and (c) include, without limitation, claims for monetary damages against Indemnitee in respect of any actual or alleged liability or other loss of Indemnitee, to the fullest extent permitted under applicable law (including, if applicable, Section 145 of the Delaware General Corporation Law) as in existence on the date hereof and as amended from time to time. A limitation under law of any Gymboree Company on providing indemnification or an advance of expenses to Indemnitee shall not limit the indemnification and advancement obligations of any Gymboree Company not so limited.

3. Proceedings Other Than Proceedings by or in the Right of the Gymboree Companies. Subject to Section 9 and Section 14, if in connection with or by reason of Indemnitee’s Corporate Status, Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of any of the Gymboree Companies to procure a judgment in its favor, the Gymboree Companies shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses, losses, damages, liabilities, judgments, penalties, fines and, subject to Section 9(b)(iii), amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein.

4. Proceedings by or in the Right of the Gymboree Companies. Subject to Section 9, if in connection with or by reason of Indemnitee’s Corporate Status, Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of any of the Gymboree Companies to procure a judgment in such Gymboree Company’s favor, the Gymboree Companies shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein.

5. Mandatory Indemnification in Case of Successful Defense. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding or any claim, issue or matter therein (including, without limitation, any Proceeding brought by or in the right of any Gymboree Company), the Gymboree Companies shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Gymboree Companies shall, to the fullest extent permitted by law, indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, on substantive or procedural grounds, or settlement of any such claim (other than a derivative claim) prior to a final judgment by a court of competent jurisdiction with respect to such Proceeding, shall be deemed to be a successful result as to such claim, issue or matter; provided, however, that any settlement of any claim, issue or matter in such a Proceeding shall not be deemed to be a successful result as to such claim, issue or matter if such settlement is effected by Indemnitee without the Gymboree Companies’ prior written consent, which consent shall not be unreasonably withheld.

6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement or otherwise to indemnification by any of the Gymboree Companies for some or a portion of the Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee or on behalf of Indemnitee in connection with a Proceeding or any claim, issue or matter therein, in whole or in part, the Gymboree Companies shall, to the fullest extent permitted by law, indemnify Indemnitee to the fullest extent to which Indemnitee is entitled to such indemnification.

7. Indemnification for Additional Expenses Incurred as Witness.

To the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness (or is forced or asked to respond to discovery requests) in any Proceeding to which Indemnitee is not a party, the Gymboree Companies shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, and the Gymboree Companies will advance on an as-incurred basis (as provided in Section 8 of this Agreement), all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith.

8. Advancement of Expenses. The Gymboree Companies shall, to the fullest extent permitted by law, pay on a current and as-incurred basis all Expenses incurred by Indemnitee in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Corporate Status. Such Expenses shall be paid in advance of the final disposition of such Proceeding, without regard to whether Indemnitee will ultimately be entitled to be indemnified for such Expenses and without regard to whether an Adverse Determination (as hereinafter defined) has been or may be made. Upon submission of a request for advancement of

Expenses pursuant to Section 9(c) of this Agreement, Indemnitee shall be entitled to advancement of Expenses as provided in this Section 8, and such advancement of Expenses shall continue until such time (if any) as there is a final non-appealable judicial determination that Indemnitee is not entitled to indemnification. Indemnitee shall repay such amounts advanced if and to the extent that it shall ultimately be determined in a decision by a court of competent jurisdiction from which no appeal can be taken that Indemnitee is not entitled to be indemnified by the Gymboree Companies for such Expenses. Such repayment obligation shall be unsecured and shall not bear interest. The Gymboree Companies shall not impose on Indemnitee additional conditions to advancement or require from Indemnitee additional undertakings regarding repayment, other than the execution of this Agreement. Indemnitee shall, in all events, be entitled to advancement of Expenses, without regard to Indemnitee’s ultimate entitlement to indemnification, until the final determination of the Proceeding.

9. Indemnification Procedures.

(a) Notice of Proceeding. Indemnitee agrees to notify the Gymboree Companies promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses hereunder. Any failure by Indemnitee to notify any Gymboree Company will not relieve the Gymboree Companies of its advancement or indemnification obligations under this Agreement unless, and only to the extent that, the Gymboree Companies can establish that such omission to notify resulted in actual and material prejudice, and the omission to notify such Gymboree Companies will, in any event, not relieve any Gymboree Company from any liability which it may have to indemnify Indemnitee otherwise than under this Agreement. If, at the time of receipt of any such notice, the Gymboree Companies have director and officer liability insurance policies in effect, the Gymboree Companies will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies.

(b) Defense; Settlement.

(i) In any Proceeding involving Indemnitee and also involving a Gymboree Company and/or one or more other directors or officers of any Gymboree Company, Indemnitee shall have the right and obligation to control Indemnitee’s defense of the Proceeding, or at the sole election of the Indemnitee, to tender control of the defense to any Gymboree Company, which such company shall be entitled to elect whether to accept and assume the defense; provided, however, that if Indemnitee does not tender control of the defense to any Gymboree Company, Indemnitee shall agree, pursuant to Section 9(b)(ii), below, with such other directors and officers to retain a single law firm (and, if appropriate, one local law firm), approved by the Company, which approval shall not be unreasonably withheld, delayed or conditioned, to represent Indemnitee and such other director(s) and officer(s) and any Gymboree Company (if mutually agreed by the Indemnitees and any Gymboree Company), unless (1) Indemnitee (based on advice of legal counsel to Indemnitee) or such law firm reasonably concludes the use of such law firm to represent the Indemnitee and such other director(s) or officer(s) or any Gymboree Company would present such counsel with an actual or potential conflict of interest that is reasonably likely to occur or other significant divergence of interest, or (2) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, in which case the Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel) at the Gymboree Companies’ expense; provided, that the fewest number of counsels necessary to avoid conflicts of interest shall be used. In any Proceeding involving Indemnitee but not also involving any Gymboree Company and/or one or more other directors or officers of any Gymboree Company, Indemnitee shall have the right and obligation to control Indemnitee’s defense of the Proceeding, Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel) approved by the Company, which approval shall not be unreasonably withheld, at the Gymboree Companies’ expense, provided, however, that Indemnitee may, at the sole election of the Indemnitee, tender control of the defense to any Gymboree Company, which such company shall be entitled to elect whether to accept and assume the defense. After notice from any Gymboree Company to Indemnitee of its election to accept and assume the defense, the Gymboree Companies will not be liable to Indemnitee under this Agreement for any attorneys’ fees or costs subsequently incurred by Indemnitee in connection with Indemnitee’s defense except to the extent that Indemnitee (based on advice of legal counsel to Indemnitee) reasonably concludes the use of the same law firm to represent the Indemnitee and such other director(s) or officer(s) or any Gymboree Company would present such counsel with an actual or potential conflict of interest (including but not limited to, legal defenses available to Indemnitee that are not available to other director(s) or officer(s)) that is reasonably likely to occur or other significant divergence of interest such that individual counsel is warranted.

(ii) In the event Indemnitee does not tender control of the defense to any Gymboree Company, Indemnitee shall reasonably cooperate with such other directors and officers to choose a single law firm to represent them. If there is a disagreement between Indemnitee and such other directors or officers as to which law firm shall be selected and no one (based on advice of legal counsel to such person) has reasonably concluded that there is an actual or potential conflict of interest (including but not limited to, legal defenses available to Indemnitee that are not available to other director(s) or officer(s)) such that individual counsel is warranted, the Designating Stockholder shall select the law firm, subject to approval by the Company, which approval shall not be unreasonably withheld, delayed or conditioned.

(iii) In the event that:

(a) defense of a matter is tendered to any Gymboree Company, such Indemnitee will cooperate in the defense of any such matter, including providing to the Gymboree Companies and such counsel, upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such defense, and Gymboree Company shall not, without the prior written consent of Indemnitee, settle any Proceeding in any manner that would: (i) impose any fine or other obligation on Indemnitee, including an admission of culpability on behalf of Indemnitee or (ii) not include a full release of Indemnitee from all liability in respect of such action, suit or proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee.

(b)any Indemnitee controls his, her or their own defense, the Gymboree Companies shall not be liable for any settlement effected without their prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed; and provided, further, that the Gymboree Companies shall not have any obligation hereunder to any Indemnitee if and to the extent that a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable legal requirements.

(c) Request for Advancement; Request for Indemnification.

(i) To obtain advancement of Expenses under this Agreement, Indemnitee shall submit to the Gymboree Companies a written request therefor, together with such invoices or other supporting information as may be reasonably requested by the Gymboree Companies and reasonably available to Indemnitee, and, only to the extent required by applicable law which cannot be waived, an unsecured written undertaking to repay amounts advanced. The Gymboree Companies shall make advance payment of Expenses to Indemnitee no later than ten (10) business days after receipt of the written request for advancement (and each subsequent request for advancement) by Indemnitee.

(ii) To obtain indemnification under this Agreement, at any time before or after submission of a request for advancement of Expenses pursuant to Section 9(c)(i) of this Agreement, Indemnitee may submit a written request for indemnification hereunder, which request shall include such documentation and information reasonably available to Indemnitee and reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The time at which Indemnitee submits a written request for indemnification shall be determined by Indemnitee in Indemnitee’s sole discretion. Once Indemnitee submits such a written request for indemnification (and only at such time that Indemnitee submits such a written request for indemnification), a Determination (as hereinafter defined) shall thereafter be made, as provided in and only to the extent required by Section 9(d) of this Agreement. In no event shall a Determination be made, or required to be made, as a condition to or otherwise in connection with any advancement of Expenses pursuant to Section 8 and Section 9(c)(i) of this Agreement.

(d) Determination. The Gymboree Companies agree that Indemnitee shall be indemnified to the fullest extent permitted by law and that a Determination shall be required in connection with such indemnification only if required by applicable law. In no event shall a Determination be required in connection with indemnification for Expenses pursuant to Section 7 of this Agreement or incurred in connection with any Proceeding or portion thereof with respect to which Indemnitee has been successful on the merits or otherwise and no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Proceeding. Any decision that a Determination is required by law in connection with any other indemnification of Indemnitee, and any such Determination, shall be made within thirty (30) days after receipt of Indemnitee’s written request for indemnification pursuant to Section 9(c)(ii) and, if no Change in Control has occurred, such Determination shall be made (i) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum or (iii) if there are no such Disinterested Directors, by Independent Counsel in a written opinion to the Gymboree Companies and copied to Indemnitee. If a Change in Control shall have occurred, (A) if the Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum or (B) otherwise, by Independent Counsel in a written opinion to the Gymboree Companies and copied to Indemnitee. If a Determination is made that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) business days after such Determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such Determination. Any Expenses incurred by Indemnitee in so cooperating with the Disinterested Directors or Independent Counsel, as the case may be, making such determination shall be advanced and borne by the Gymboree Companies (irrespective of the Determination as to Indemnitee’s entitlement to indemnification) and each Gymboree Company is liable to indemnify and hold Indemnitee harmless therefrom. If the person, persons or entity empowered or selected under this Section 9(d) to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Gymboree Companies of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (1) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (2) a prohibition of such indemnification under applicable law; provided, however, that such thirty (30) day period may be extended for a reasonable time, not to exceed an additional thirty(30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 9(d) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(e).

(e) Independent Counsel. In the event the Determination is to be made by Independent Counsel pursuant to Section 9(d) of this Agreement, the Independent Counsel shall be selected as provided in this Section 9(e). The Independent Counsel shall be selected by the Board of Directors on behalf of the Gymboree Companies, subject to the remaining provisions of this Section 9(e), and the Gymboree Companies shall give written notice to Indemnitee, advising

Indemnitee of the identity of the Independent Counsel so selected. Indemnitee may, within twenty (20) days after such written notice of selection shall have been received, deliver to the Gymboree Companies a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 15 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected by the Board of Directors shall act as Independent Counsel. If a written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within ten (10) days after submission by Indemnitee of a written request for indemnification pursuant to Section 9(c)(ii) of this Agreement and the Board of Directors’ selection of Independent Counsel, no Independent Counsel shall have been selected and not objected to, either the Gymboree Companies or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by Indemnitee to the Board of Directors’ selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 9(d) of this Agreement. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9(f) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). Any expenses incurred by or in connection with the appointment of Independent Counsel shall be borne by the Gymboree Companies (irrespective of the Determination of Indemnitee’s entitlement to indemnification) and not by Indemnitee.

(f) Consequences of Determination; Remedies of Indemnitee. The Gymboree Companies shall be bound by and shall have no right to challenge a Favorable Determination made pursuant to Section 9 of this Agreement. If an Adverse Determination is made pursuant to Section 9 of this Agreement, or if for any other reason the Gymboree Companies do not make timely indemnification payments or advances of Expenses, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such Adverse Determination and/or to require the Gymboree Companies to make such payments or advances (and the Company shall have the right to defend its position in such Proceeding and to appeal any adverse judgment in such Proceeding). Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding and to have such Expenses advanced by the Company in accordance with Section 8 of this Agreement (unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous). If Indemnitee fails to challenge an Adverse Determination within twenty (20) business days, or if Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a final judgment of a court of competent jurisdiction from which no appeal can be taken, then, to the extent and only to the extent required by such Adverse Determination or final judgment, the Gymboree Companies shall not be obligated to indemnify Indemnitee under this Agreement.

(g) Presumptions; Burden and Standard of Proof. The parties intend and agree that, to the extent permitted by law, in connection with any Determination with respect to Indemnitee’s entitlement to indemnification hereunder by any person, including a court:

(i) it will be presumed that Indemnitee is entitled to indemnification under this Agreement (notwithstanding any Adverse Determination), and the Gymboree Entities or any other person or entity challenging such right will have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption;

(ii) the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the applicable Gymboree Entity, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful;

(iii) Indemnitee will be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the applicable Gymboree Entity, including financial statements, or on information supplied to Indemnitee by the officers, employees, or committees of the board of directors of the applicable Gymboree Entity, or on the advice of legal counsel or other advisors (including financial advisors and accountants) for the applicable Gymboree Entity to the extent Indemnitee reasonably believes such matters are within the general scope of services (i.e., legal, tax, financial advice, etc.) provided by or competence of such person or on information or records given in reports made to the applicable Gymboree Entity by an independent certified public accountant or by an appraiser or other expert or advisor selected by the applicable Gymboree Entity; and

(iv) the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of any of the Gymboree Entities or relevant enterprises will not be imputed to Indemnitee in a manner that limits or otherwise adversely affects Indemnitee’s rights hereunder.

The provisions of this Section 9(g) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

10. Remedies of Indemnitee.

(a) In the event that (i) an Adverse Determination is made pursuant to Section 9(d) of this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 and Section 9(c)(i) of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(d) of this Agreement within thirty (30) days after receipt by the Gymboree Companies of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, or 7 of this Agreement within ten (10)

business days after receipt by the Gymboree Companies of a written request therefor, (v) payment of indemnification pursuant to Section 3, 4 or 6 of this Agreement is not made within ten (10) business days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Gymboree Companies or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Gymboree Companies shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that an Adverse Determination shall have been made pursuant to Section 9(d) of this Agreement, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, in which (i) Indemnitee shall not be prejudiced by reason of that Adverse Determination, and (ii) the Gymboree Companies shall bear the burden of establishing that Indemnitee is not entitled to indemnification.

(c) If a Favorable Determination shall have been made pursuant to Section 9(d) of this Agreement, the Gymboree Companies shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Gymboree Companies shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Gymboree Companies are bound by all the provisions of this Agreement.

11. Insurance; Subrogation; Other Rights of Recovery, etc.

(a) Each Gymboree Company shall use its commercially reasonable efforts to purchase and maintain a policy or policies of insurance with reputable insurance companies with A.M. Best ratings of “A” or better, providing Indemnitee with coverage for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of Indemnitee’s Corporate Status, or arising out of Indemnitee’s status as such, whether or not any such Gymboree Company would have the power to indemnify Indemnitee against such liability. Furthermore, each Gymboree Company shall take all reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding or other claim in accordance with the terms of such policy. Such Gymboree Company shall use commercially reasonable efforts to continue to provide such insurance coverage to Indemnitee for a period of six (6) years after Indemnitee ceases to serve as a director or an officer or in any other Corporate Status.

(b) Each of the Gymboree Companies hereby unconditionally and irrevocably waives, relinquishes and releases, and covenants and agrees not to exercise (and to cause each of the other Gymboree Entities not to exercise), any rights that such Gymboree Company may now have or hereafter acquire against any Designating Stockholder (or former Designating Stockholder) that arise from or relate to the existence, payment, performance or enforcement of the Gymboree Companies’ obligations under this Agreement or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with any person or entity, including, without limitation, any right of subrogation (whether pursuant to contract or common law), reimbursement, exoneration, contribution or indemnification, or to be held harmless, and any right to participate in any claim or remedy of Indemnitee against any Designating Stockholder (or former Designating Stockholder), whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Designating Stockholder (or former Designating Stockholder), directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

(c) No Gymboree Company shall be liable to pay or advance to Indemnitee any amounts otherwise indemnifiable under this Agreement or under any other indemnification agreement if, and to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise; provided, however, that (i) the Gymboree Companies hereby agree that they are the indemnitors of first resort under this Agreement and under any other indemnification agreement included in the Gymboree Companies’ bylaws or charter are primary and any obligation of any Designating Stockholder (or any affiliate thereof other than an Gymboree Company) to provide advancement or indemnification for the same Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee are secondary), and (ii) if any Designating Stockholder (or any affiliate thereof other than a Gymboree Entity) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement included in the Gymboree Companies’ bylaws or charter , then (x) such Designating Stockholder (or such affiliate, as the case may be) shall be fully subrogated to all rights of Indemnitee with respect to such payment and (y) the Gymboree Companies shall fully indemnify, reimburse and hold harmless such Designating Stockholder (or such other affiliate) for all such payments actually made by such Designating Stockholder (or such other affiliate).

(d) The Gymboree Companies’ obligation to indemnify or advance Expenses hereunder to Indemnitee in respect of or relating to Indemnitee’s service at the request of any of the Gymboree Companies as a director, officer, employee, fiduciary, trustee, representative, partner or agent of any other Gymboree Entity shall be reduced by any amount Indemnitee has actually received as payment of indemnification or advancement of Expenses from such other Gymboree Entity, except to the extent that such indemnification payments and advance payment of Expenses when taken together with any such amount actually received from other Gymboree Entities or under director and officer insurance policies maintained by one or more Gymboree Entities are inadequate to fully pay all costs, Expenses or other items to the full extent that Indemnitee is otherwise entitled to indemnification or other payment hereunder.

(e) Except as provided in Sections 11(b), 11(c) and 11(d) of this Agreement, the rights to indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time, whenever conferred or arising, be entitled under applicable law, under the Gymboree Entities’ Certificates of Incorporation or By-Laws, or under any other agreement including the Agreement and Plan of Merger, dated as of October 11, 2010, by and among Gymboree and Giraffe Holding, Inc. (“Parent”) and Giraffe Acquisition Corporation, a wholly owned subsidiary of Parent, vote of stockholders or resolution of directors of any Gymboree Entity, or otherwise. Indemnitee’s rights under this Agreement are present contractual rights that fully vest upon Indemnitee’s first service as a director or an officer of any of the Gymboree Companies. The Parties hereby agree that Sections 11(b), 11(c) and 11(d) of this Agreement shall be deemed exclusive and shall be deemed to modify, amend and clarify any right to indemnification or advancement provided to Indemnitee under any other contract, agreement or document with any Gymboree Entity.

(f) No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the General Corporation Law of the State of Delaware (or other applicable law), whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Gymboree Entities’ Certificates of Incorporation or By-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(g) In the event of payment to Indemnitee under this Agreement, the Gymboree Companies shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Gymboree Companies effectively to bring suit to enforce such rights; provided, however, that in no event shall any Gymboree Company be entitled to seek (through subrogation, contribution or otherwise) recovery from any Designating Stockholder as a result of payment hereunder.

12. Employment Rights; Successors; Third Party Beneficiaries.

(a) This Agreement shall not be deemed an employment contract between the Gymboree Companies and Indemnitee. This Agreement shall continue in force as provided above after Indemnitee has ceased to serve as a director and/or an officer of the Gymboree Companies or any other Corporate Status.

(b) This Agreement shall be binding upon each of the Gymboree Companies and their successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. If any of the Gymboree Companies or any of their respective successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Gymboree Companies shall assume all of the obligations set forth in this Agreement.

(c) The Designating Stockholders are express third party beneficiaries of this Agreement, are entitled to rely upon this Agreement, and may specifically enforce the Gymboree Companies’ obligations hereunder (including but not limited to the obligations specified in Section 11 of this Agreement) as though a party hereunder.

13. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

14. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement and except as may otherwise be agreed by any Gymboree Company, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to (A) any Proceeding brought by Indemnitee (other than a Proceeding by Indemnitee (i) by way of defense or counterclaim or other similar portion of a Proceeding, (ii) to enforce Indemnitee’s rights under this Agreement or (iii) to enforce any other rights of Indemnitee to indemnification, advancement or contribution from the Gymboree Companies under any other contract, by-laws or charter or under statute or other law, including any rights under Section 145 of the Delaware General Corporation Law), unless the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors of the applicable Gymboree Company or (B) any Proceeding if a final non-appealable adjudication in such Proceeding by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law.

15. Definitions. For purposes of this Agreement:

(a) “Beneficial Owner” has the meaning given to the term “beneficial owner” in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(b) “Board of Directors” means the board of directors of the Company.

(c) “By-laws” means (i) in the case of any Gymboree Company, its by-laws and (ii) in the case of any other entity, its by-laws or similar governing document, in each case, as such governing document is amended from time to time.

(d) “Certificate of Incorporation” means, (i) in the case of any Gymboree Company, its certificate of incorporation, (ii) in the case of any other entity, its certificate of incorporation, articles of incorporation or similar constituting document, in each case, as such constituting document is amended from time to time.

(e) “Change in Control” means the date on which the Designating Stockholder ceases to be the Beneficial Owner of more than 50% of the Voting Securities.

(f) “Corporate Status” describes the status of a person by reason of such person’s past, present or future service as a director, officer, employee, fiduciary, trustee, or agent of any of the Gymboree Companies (including, without limitation, one who serves at the request of any of the Gymboree Companies as a director, officer, employee, fiduciary, trustee or agent of any other Gymboree Entity).

(g) “Designating Stockholder” means Bain Capital Investors LLC and its associated entities (including funds, holding companies and advisors), and any insurer of the foregoing, in each case so long as an individual designated (directly or indirectly) by Bain Capital Investors LLC and its associated entities (as provided by the Company’s Certificate of Incorporation, By-laws and Stockholders Agreement) serves or has served as a director and/or officer of any Gymboree Entity.

(h) “Determination” means a determination that either (i) there is a reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a/the particular standard(s) of conduct (a “Favorable Determination”) or (ii) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee did not meet a/the particular standard(s) of conduct (an “Adverse Determination”). An Adverse Determination shall include the decision that a Determination was required in connection with indemnification and the decision as to the applicable standard of conduct.

(i) “Disinterested Director” means a director of the Company (or, if a Determination is necessary with respect to any Gymboree Company other than the Company, a director of such Gymboree Company) who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee and does not otherwise have an interest materially adverse to any interest of Indemnitee.

(j) “Expenses” shall mean all direct and indirect costs, fees and expenses of any type or nature whatsoever and shall specifically include, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees and costs, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments of the foregoing fees and costs under this Agreement, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness, in, or otherwise participating in, a Proceeding or an appeal resulting from a Proceeding, including, but not limited to, the premium for appeal bonds, attachment bonds or similar bonds and all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses, and shall also specifically include, without limitation, all reasonable attorneys’ fees and all other expenses incurred by or on behalf of Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement, contribution or any other right provided by this Agreement. Expenses, however, shall not include amounts of judgments or fines against Indemnitee or amounts paid in settlement by Indemnitee or ERISA excise taxes, or any federal state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any judgment or settlement payments under this Agreement.

(k) “Gymboree Entity” means any Gymboree Company, any of their respective subsidiaries and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise with respect to which Indemnitee serves as a director, officer, employee, partner, representative, fiduciary, trustee, or agent, or in any similar capacity, at the request of any Gymboree Company.

(l) “Independent Counsel” means, at any time, any law firm, or a member of a law firm, that (a) is experienced in matters of corporation law and (b) is not, at such time, or has not been in the five years prior to such time, retained to represent: (1) any Gymboree Entity or Indemnitee or the Designated Stockholder in any matter material to any of them (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (2) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Gymboree Companies or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(m) “Proceeding” includes any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation (formal or informal), inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, whether brought by or in the right of any Gymboree Company or otherwise and whether civil, criminal, administrative or investigative in nature, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise, by reason of Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting as director, officer, employee, fiduciary, trustee or agent of any Gymboree Entity (in each case whether or not he is acting or serving in any such capacity or has such status at the time any liability or expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement). If Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.

(n) “Stockholders Agreement” means the Amended and Restated Stockholders Agreement dated as of December 23, 2011 by and among the Gymboree Companies and certain of the stockholders of the Company, as amended from time to time.

(o) “Voting Securities” means any securities of Holdco that vote generally in the election of directors.

16. Construction. Whenever required by the context, as used in this Agreement the singular number shall include the plural, the plural shall include the singular, and all words herein in any gender shall be deemed to include (as appropriate) the masculine, feminine and neuter genders.

17. Reliance. The Gymboree Companies expressly confirm and agree that they have entered into this Agreement and assumed the obligations imposed on each of them hereby in order to induce Indemnitee to serve as a director and/or an officer of one or more of the Gymboree Companies, and the Gymboree Companies acknowledge that Indemnitee is relying upon this Agreement in serving as a director and/or an officer of one or more of the Gymboree Companies.

18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in a writing identified as such by all of the parties hereto. Except as otherwise expressly provided herein, the rights of a party hereunder (including the right to enforce the obligations hereunder of the other parties) may be waived only with the written consent of such party, and no waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19. Notice Mechanics. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a) If to Indemnitee to:

[DIRECTOR CONTACT INFORMATION]

with a copy to:

(b) If to any Gymboree Company, to:

The Gymboree Corporation

500 Howard Street

San Francisco, California 94105

Attn: General Counsel

with a copy to:	Ropes & Gray LLP
Three Embarcadero Center
San Francisco, CA 94111-4006
Attn: Thomas Holden

or to such other address as may have been furnished (in the manner prescribed above) as follows: (x) in the case of a change in address for notices to Indemnitee, furnished by Indemnitee to the Gymboree Companies and (y) in the case of a change in address for notices to any Gymboree Company, furnished by the Gymboree Companies to Indemnitee.

20. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Gymboree Companies, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for reasonably incurred Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Gymboree Companies and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Gymboree Companies (and their other directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

21. Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process. This Agreement and the legal relations among the parties shall, to the fullest extent permitted by law, be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Gymboree Companies and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court of Chancery of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or otherwise inconvenient forum.

22. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Company:	THE GYMBOREE CORPORATION

By:
Name:
Title:

Holdco:	GIRAFFE HOLDING, INC.

By:
Name:
Title:

Giraffe A:	GIRAFFE INTERMEDIATE A, INC.

By:
Name:
Title:

Giraffe B:	GIRAFFE INTERMEDIATE B, INC.

By:
Name:
Title:

Indemnitee:
Name: [NAME OF DIRECTOR]